UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2005

ITC^DeltaCom, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-23253	58-2301135
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1791 O.G. Skinner Drive

West Point, Georgia 31833

(Address of principal executive offices)

Registrant’s telephone number, including area code: (706) 385-8000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item	3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 17, 2005, ITC^DeltaCom, Inc. received a notice from The Nasdaq Stock Market, Inc. that for the last 30 consecutive trading days ITC^DeltaCom’s common stock has not maintained a minimum market value of publicly held shares (“MVPHS”) of $15 million as required for continued inclusion by Marketplace Rule 4450(b)(3) (the “Rule”). Under Marketplace Rule 4450(e)(1), ITC^DeltaCom will be provided 90 calendar days, or until August 15, 2005, to regain compliance with the Rule. If, at any time before August 15, 2005, the MVPHS of ITC^DeltaCom’s common stock is $15 million or more for ten consecutive trading days, ITC^DeltaCom will regain compliance with the Rule.

If ITC^DeltaCom does not regain compliance with the Rule before August 15, 2005, Nasdaq will provide ITC^DeltaCom with written notification that its common stock will be delisted. At that time, ITC^DeltaCom will have the right to appeal Nasdaq’s determination to a Listings Qualifications Panel. Alternatively, ITC^DeltaCom may apply to transfer its securities to the Nasdaq SmallCap Market if it satisfies the continued inclusion requirements for that market.

If ITC^DeltaCom has not regained compliance with the Rule before August 15, 2005, it will review the situation and make a determination at that time of what action it will take. Under an alternative listing maintenance standard, ITC^DeltaCom’s common stock will qualify for continued inclusion with a minimum MVPHS of $5 million if ITC^DeltaCom attains a stockholders’ equity of at least $10 million.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 27, 2005	ITC^DELTACOM, INC.

/s/ J. Thomas Mullis
J. Thomas Mullis
Senior Vice President-Legal and Regulatory
(Duly Authorized Officer)